SECOND QUARTER 2020 FINANCIAL RESULTS JULY 28, 2020

CAUTIONARY STATEMENT This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as the features, functionality, performance, availability, timing and expected benefits of AMD products; AMD’s financial outlook for the third quarter of 2020 and fiscal 2020, including, revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of revenue, non-GAAP interest expense, taxes and other, non-GAAP taxes, and diluted share count; and AMD’s leadership roadmaps, execution excellence, sustained market share gains and strong financial returns, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; the ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with features and performance levels that provide value to its customers; AMD's ability to generate sufficient revenue and operating cash flow or obtain external financing for research and development or other strategic investments; the loss of a significant customer; AMD's ability to generate revenue from its semi-custom SoC products; global economic uncertainty; the impact of the COVID-19 pandemic on AMD’s business, financial condition and results of operations; political, legal, economic risks and natural disasters; the impact of government actions and regulations such as export administration regulations, tariffs and trade protection measures; potential security vulnerabilities; potential IT outages, data loss, data breaches and cyber-attacks; uncertainties involving the ordering and shipment of AMD’s products; quarterly and seasonal sales patterns; the restrictions imposed by agreements governing AMD’s notes and the secured credit facility; the competitive markets in which AMD’s products are sold; the potential dilutive effect if the 2.125% Convertible Senior Notes due 2026 are converted; market conditions of the industries in which AMD products are sold; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft Corporation and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; future impairments of goodwill and technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD's indebtedness; AMD's ability to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD's ability to repurchase its outstanding debt in the event of a change of control; the cyclical nature of the semiconductor industry; the impact of acquisitions, joint ventures and/or investments on AMD's business; the impact of modification or interruption of AMD’s internal business processes and information systems; the availability of essential equipment, materials or manufacturing processes; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; the efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s stock price volatility; worldwide political conditions; unfavorable currency exchange rate fluctuations; AMD’s ability to effectively control the sales of its products on the gray market; AMD's ability to adequately protect its technology or other intellectual property; current and future claims and litigation; potential tax liabilities; and the impact of environmental laws, conflict minerals-related provisions and other laws or regulations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2020. NON-GAAP FINANCIAL MEASURES In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share and free cash flow. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, AMD uses a projected non-GAAP tax rate, which excludes the direct tax impacts of pre-tax non-GAAP adjustments, of approximately 3%, reflecting currently available information. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. This presentation also contains forward-looking non-GAAP measures concerning AMD’s financial outlook such as gross margin, operating expenses, interest expense, taxes and other. These forward- looking non-GAAP measures are based on current expectations as of July 28, 2020 and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law. 2 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

OUR JOURNEY High-Performance Disruptive Solutions Strong and Best-in-Class Computing Combining CPUs Predictable Growth Leadership and GPUs Execution Franchise 3 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

OUR TECHNOLOGY INVESTMENTS INDUSTRY-LEADING IP ADVANCED TECHNOLOGY DATA CENTER LEADERSHIP PC/GAMING SOLUTIONS Delivering Multi-generational Leadership Process, Innovation in Cloud, Driving Leadership PC Leadership CPU and GPU Packaging and Interconnect Enterprise, and Accelerated Experiences and Gaming Roadmaps Technology Computing Solutions 4 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

OUR BEST PRODUCT PORTFOLIO EVER Leadership Desktop Processors Leadership Ultrathin and Unmatched High-end Desktop Performance & Power Efficiency Up to 64 “Zen 2” Cores with with up to 16 “Zen 2” Cores Gaming Notebook Processors with up to 64 “Zen 2” Cores with New RDNA Architecture up to 50% Lower TCO PERFORMANCE LEADERSHIP FROM NOTEBOOK TO DESKTOP TO DATA CENTER 5 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020 Based on Virtualization See Endnotes RX-325, RX-362, ROM-557

FINANCIAL SUMMARY Q2 2020¹ . Revenue of $1.93 billion, up 26% y/y and up 8% q/q Quarterly Revenue ($B) ‒ Up y/y primarily driven by higher Computing and Graphics segment revenue ‒ Up q/q primarily driven by higher Enterprise, Embedded and Semi-Custom segment revenue +26% y/y . Gross margin of 44% $1.93 ‒ Up 3 percentage points y/y primarily driven by RyzenTM and EPYCTM processor sales ‒ Down 2 percentage points q/q due to increased semi-custom product sales $1.53 . Operating expenses of $675 million; non-GAAP OpEx of $617 million . Profitability improvements y/y ‒ Operating income of $173 million; non-GAAP operating income of $233 million ‒ Operating margin of 9%; non-GAAP operating margin of 12% ‒ Net income of $157 million; non-GAAP net income of $216 million ‒ Diluted EPS of $0.13; non-GAAP diluted EPS of $0.18 Q2 2019 Q2 2020 . Cash and cash equivalents of $1.78 billion . Operating cash flow of $243 million; Free cash flow of $152 million 1. See Appendices for GAAP to Non-GAAP reconciliation 6 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

COMPUTING AND GRAPHICS SEGMENT Q2 2020 . Revenue of $1.37 billion ‒ Up 45% y/y driven by strong Ryzen processor sales ‒ Down 5% q/q due to lower graphics processor sales ‒ Highest client processor revenue in more than 12 years; record quarterly notebook processor unit shipments and revenue . Average Selling Price (ASP) ‒ Client processor ASP up y/y driven by Ryzen processor sales; down q/q due to a higher percentage of Ryzen mobile processor sales ‒ GPU ASP down y/y and q/q due to lower channel sales . Operating income of $200 million ‒ Up $178 million y/y driven by higher revenue; down $62 million q/q due to higher operating expenses and lower revenue . Strategic news and highlights ‒ 50+ Ryzen 4000 notebooks in market; launching another 30+ ultrathin, premium, gaming and commercial OEM notebooks ‒ HP and Lenovo to ramp their first commercial notebooks powered by Ryzen 4000 processors throughout 2H’20 ‒ Apple professional and Dell gaming notebooks launched with RDNA-based Radeon 5000M series mobile GPUs ‒ On track to launch “Zen 3“ CPUs, RDNA 2 GPUs and new CDNA data center GPU architecture in late 2020 7 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

ENTERPRISE, EMBEDDED AND SEMI-CUSTOM SEGMENT Q2 2020 . Revenue of $565 million ‒ Down 4% y/y due to lower semi-custom product sales largely offset by record server processor sales ‒ Up 62% q/q driven by increased server processor and semi-custom product sales . Operating income of $33 million ‒ Down $56 million y/y due to higher operating expenses and lower revenue; up $59 million q/q driven by higher revenue . Strategic news and highlights ‒ Began initial production of next-gen game console SoCs for Sony PlayStation 5 and Microsoft Xbox Series X ‒ Microsoft added EPYC processors to power Office Online applications used by more than 200 million monthly users ‒ Tencent ramped multiple millions of Virtual Machines (VMs) powered by EPYC processors ‒ Google announced exclusive use of EPYC processors to power Google Confidential Computing VMs ‒ AWS launched global availability of EC2 C5a instances powered by EPYC processors ‒ Dell, HPE and Lenovo expanded their AMD-based offerings with additional 2nd Gen EPYC processor platforms ‒ On track to begin shipping next-generation “Zen 3“ “Milan” data center CPUs in late 2020 8 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

REVENUE TREND ($ IN MILLIONS) $2,127 +26% y/y $1,932 $1,801 $1,786 $1,653 $1,531 $1,419 $1,272 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 REVENUE GREW 26 PERCENT Y/Y 9 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

GROSS MARGIN TREND (GAAP AND NON-GAAP)¹ +3pp y/y 41% 45% 46% 43% 44% 40% 41% 41% 38% 2 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 GROSS MARGIN EXPANDED 3 PERCENTAGE POINTS Y/Y 1. See Appendices for GAAP to Non-GAAP reconciliation 2. Gross margin for both GAAP and Non-GAAP are the same for all periods except as indicated for Q4 2018 10 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

EARNINGS PER SHARE TREND (GAAP) $0.15 +$0.10 y/y $0.14 $0.13 $0.11 $0.09 $0.04 $0.03 $0.01 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 STRONG EARNINGS PER SHARE GROWTH Y/Y 11 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

EARNINGS PER SHARE TREND (NON-GAAP)¹ $0.32 +$0.10 y/y $0.18 $0.18 $0.18 $0.13 $0.08 $0.08 $0.06 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 STRONG EARNINGS PER SHARE GROWTH Y/Y 12 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020 1. See Appendices for GAAP to Non-GAAP reconciliation

Q2 2020 SUMMARY P&L – GAAP Q2 2020 Q2 2019 Y/Y Q1 2020 Q/Q Revenue $1,932M $1,531M Up 26% $1,786M Up 8% Gross Margin $848M $621M Up $227M $818M Up $30M Gross Margin % 44% 41% Up 3pp 46% Down 2pp Operating Expenses $675M $562M Up $113M $641M Up $34M Operating Expense/Revenue % 35% 37% Down 2pp 36% Down 1pp Operating Income $173M $59M Up $114M $177M Down $4M Operating Margin % 9% 4% Up 5 pp 10% Down 1 pp Net Income $157M $35M Up $122M $162M Down $5M Earnings Per Share¹ $0.13 $0.03 Up $0.10 $0.14 Down $0.01 INCREASED PROFITABILITY Y/Y 13 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020 1. See Appendices for share count reference

Q2 2020 SUMMARY P&L – NON-GAAP¹ Q2 2020 Q2 2019 Y/Y Q1 2020 Q/Q Revenue $1,932M $1,531M Up 26% $1,786M Up 8% Gross Margin $850M $623M Up $227M $820M Up $30M Gross Margin % 44% 41% Up 3pp 46% Down 2pp Operating Expenses $617M $512M Up $105M $584M Up $33M Operating Expense/Revenue % 32% 33% Down 1pp 33% Down 1pp Operating Income $233M $111M Up $122M $236M Down $3M Operating Margin % 12% 7% Up 5pp 13% Down 1pp Net Income $216M $92M Up $124M $222M Down $6M Earnings Per Share¹ $0.18 $0.08 Up $0.10 $0.18 Flat INCREASED PROFITABILITY Y/Y 14 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020 1. See Appendices for GAAP to Non-GAAP reconciliation and share count reference

Q2 2020 SEGMENT RESULTS Q2 2020 Q2 2019 Y/Y Q1 2020 Q/Q Computing and Graphics Net Revenue $1,367M $940M Up 45% $1,438M Down 5% Operating Income $200M $22M Up $178M $262M Down $62M Enterprise, Embedded and Semi- Custom Net Revenue $565M $591M Down 4% $348M Up 62% Operating Income (Loss) $33M $89M Down $56M $(26M) Up $59M All Other Category Operating Loss $(60M) $(52M) Down $8M $(59M) Down $1M TOTAL Net Revenue $1,932M $1,531M Up $401M $1,786M Up $146M Operating Income $173M $59M Up $114M $177M Down $4M 15 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

Q2 2020 SUMMARY BALANCE SHEET ITEMS Q2 2020 Q2 2019 Y/Y Q1 2020 Q/Q Cash, Cash Equivalents & Marketable $1,775M $1,128M Up $647M $1,385M Up $390M Securities Accounts Receivable, Net $1,789M $1,333M Up $456M $1,691M Up $98M Inventories $1,324M $1,015M Up $309M $1,056M Up $268M Total Debt (principal amount)1 $763M $1,293M Down $530M $563M Up $200M Total Debt, Net1 $690M $1,031M Down $341M $488M Up $202M 1. See Appendices for Total Debt reconciliation 16 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

TOTAL CASH BALANCE¹ ($ IN MILLIONS) $1,775 $1,503 $1,385 $1,194 $1,209 $1,156 $1,128 $1,056 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 SOLID NET CASH POSITION 17 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020 1. Cash, cash equivalents and marketable securities

Q3 2020 AND FY 2020 FINANCIAL OUTLOOK – NON-GAAP[1]

	Q3 2020	FY 2020
Revenue	~$2.55 Billion +/- $100 Million	Growth of ~32% y/y
Gross Margin %	~44%	~45%
Operating Expenses Operating Expenses/Revenue %	~$660M	~29%
Interest Expense, Taxes and Other	~$25 Million	--
Taxes	--	~3% of pre-tax income
Diluted Share Count[2]	1.23 billion shares	1.23 billion shares

1. See Cautionary Statement on Slide 2. These forward-looking outlook statements and non-GAAP measures are based on current expectations as of July 28, 2020 and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law. All items, except revenue are on a non-GAAP basis. Adjustments to arrive at the GAAP financial outlook typically include stock-based compensation, non-cash interest expense related to convertible debt, income tax provision, equity (income) loss in investee, and other non-recurring items such as loss on debt redemption/conversion, impairment charges, and loss contingency on legal matters. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control; therefore, a reconciliation to equivalent GAAP measures is not practicable at this time.
2. Refer to Diluted Share Count overview in the Appendices

18 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020 AMD

Q2 2020 SUMMARY Quarterly Revenue Growth Driven by Continued Y/Y Significant Y/Y Increased 26% Y/Y Ryzen and EPYC Gross Margin Profitability and Processor Sales Expansion EPS Growth 19 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

BUILDING THE BEST Leadership Execution Sustained Market Strong Roadmaps Excellence Share Gains Financial Returns 20 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

APPENDICES Reconciliation of GAAP to Non-GAAP Gross Margin (Millions) Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 GAAP gross margin $ 661 $ 537 $ 521 $ 621 $ 777 $ 949 $ 818 $ 848 GAAP gross margin % 40% 38% 41% 41% 43% 45% 46% 44% Impairment of technology licenses – 45 – – – – – – Stock-based compensation 1 1 1 2 2 1 2 2 Non-GAAP gross margin $ 662 $ 583 $ 522 $ 623 $ 779 $ 950 $ 820 $ 850 Non-GAAP gross margin % 40% 41% 41% 41% 43% 45% 46% 44% Reconciliation of GAAP to Non-GAAP Operating Expenses (Millions) Q2'20 Q2'19 Q1'20 GAAP operating expenses $ 675 $ 562 $ 641 GAAP Operating Expenses/Revenue % 35% 37% 36% Stock-based compensation 58 43 57 Loss contingency on legal matter – 7 – Non-GAAP operating expenses $ 617 $ 512 $ 584 Non-GAAP Operating Expenses/Revenue % 32% 33% 33% 21 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

APPENDICES Reconciliation of GAAP Operating Income to Non-GAAP Operating Income (Millions) Q2'20 Q2'19 Q1'20 GAAP operating income $ 173 $ 59 $ 177 GAAP operating margin % 9% 4% 10% Stock-based compensation 60 45 59 Loss contingency on legal matter – 7 – Non-GAAP operating income $ 233 $ 111 $ 236 Non-GAAP operating margin % 12% 7% 13% 22 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

APPENDICES

Reconciliation of GAAP to Non-GAAP Net Income / Earnings Per Share

(Millions, except per share data)	Q3'18		Q4'18		Q1'19		Q2'19		Q3'19		Q4'19		Q1'20		Q2'20	
GAAP net income / earnings per share	$ 102	$ 0.09	$ 38	$ 0.04	$ 16	$ 0.01	$ 35	$ 0.03	$ 120	$ 0.11	$ 170	$ 0.15	$ 162	$ 0.14	$ 157	$ 0.13
Loss on debt redemption/conversion	6	–	5	–	8	0.01	–	–	40	0.03	128	0.10	–	–	–	–
Non-cash interest expense related to convertible debt	6	0.01	6	0.01	6	0.01	6	–	6	–	4	–	2	–	2	–
Stock-based compensation	36	0.03	36	0.03	41	0.04	45	0.04	54	0.04	57	0.05	59	0.04	60	0.05
Impairment of technology licenses	–	–	45	0.04	–	–	–	–	–	–	–	–	–	–	–	–
Equity (income) loss in investee	–	–	–	–	1	–	–	–	(1)	–	–	–	–	–	(1)	–
Loss contingency on legal matter	–	–	–	–	5	–	7	0.01	–	–	–	–	–	–	–	–
Income tax provision (benefit)	–	–	–	–	(15)	(0.01)	(1)	–	–	–	24	0.02	(1)	–	(2)	–
Withholding tax refund including interest	–	–	(43)	(0.04)	–	–	–	–	–	–	–	–	–	–	–	–
Non-GAAP net income / earnings per share	$ 150	$ 0.13	$ 87	$ 0.08	$ 62	$ 0.06	$ 92	$ 0.08	$ 219	$ 0.18	$ 383	$ 0.32	$ 222	$ 0.18	$ 216	$ 0.18

Shares used and net income adjustment in earnings per share calculation	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20
Shares used in per share calculation (GAAP) [(1)]	1,076	1,079	1,094	1,109	1,117	1,188	1,224	1,227
Interest expense add back to GAAP net income [(1)]	$ -	$ -	$ -	$ -	$ -	$ 4	$ 4	$ 3
Shares used in per share calculation (Non-GAAP)	1,177	1,180	1,195	1,210	1,212	1,216	1,224	1,227
Interest expense add back to Non-GAAP net income	$ 5	$ 5	$ 5	$ 5	$ 4	$ 2	$ 2	$ 1

(1) Q4'19, Q1'20 and Q2'20 GAAP diluted EPS calculation includes 31 million shares related to the Company's 2026 Convertible Notes and the associated $4 million, $4 million and $3 million interest expense, respectively, add-back to net income under the "if converted" method. The 53 million shares (28 million weighted-average) issued in exchange for $428 million of convertible debt in Q4'19 were not included as their inclusion would have been anti-dilutive.

23 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

AMD

APPENDICES

Share Count Overview

Shares (millions) [1]	Q1'20 Actual	Q2'20 Actual	Q3'20 Estimate	2020 Estimate
Basic Shares	1,170	1,174	1,179	1,179
Dilutive impacts from:				
Employee Equity Grants [2]	23	22	18	18
Diluted Shares (without 2026 Convertible Notes)	1,193	1,196	1,197	1,197
2026 Convertible Notes [3]	31	31	31	31
Diluted Shares (with 2026 Convertible Notes)	1,224	1,227	1,228	1,228

The table above provides actual share count for Q1'20 and Q2'20, and an estimate of share count that may be used when calculating GAAP and non-GAAP diluted earnings per share for Q3'20 and FY'20.

(1) Share counts are weighted average shares.

(2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent upon the average stock price during the period. The Q2'20 and Q1'20 average stock price was $52.87 and $48.14, respectively. The Q2'20 average stock price of $52.87 was assumed for the Q3'20 and FY'20 estimates.

(3) The dilutive impact from the 2.125% Convertible Senior Notes due 2026 (2026 Convertible Notes) is based on the If-Converted method, where the interest costs associated with the 2026 Convertible Notes are added back to the Net Income and the shares underlying the 2026 Convertible Notes are assumed to be converted and are added to the share count. The impact from the 2026 Convertible Notes, if dilutive, is included in diluted EPS calculation. For the GAAP computation, the add-back to net income includes cash and non-cash interest expense, while only the cash interest expense is added back to the non-GAAP net income. The dilutive shares associated with the 2026 Convertible Notes reflect the weighted average shares subject to conversion during each period.

Moving forward, assuming positive earnings per share, the potential factors we expect may impact AMD's diluted share count include:

- On-going employee equity grants, and
- The 2026 Convertible Notes, which have 31 million underlying shares.

24 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

AMD

APPENDICES Reconciliation of Operating Cash Flow to Free Cash Flow (Millions) Q2’20 Operating cash flow $ 243 Purchases of property and equipment (91) Free cash flow $ 152 Total Debt (Net) (Millions) Q2'20 Q2'19 Q1'20 7.50% Senior Notes due 2022 $ 312 $ 312 $ 312 7.00% Senior Notes due 2024 – 176 – 2.125% Convertible Senior Notes due 2026 251 805 251 Borrowings from secured revolving line of credit 200 – – Total Debt (principal amount) $ 763 $ 1,293 $ 563 Unamortized debt discount associated with 2.125% (69) (250) (71) Convertible Senior Notes due 2026 Unamortized debt issuance costs (4) (12) (4) Total Debt (net) $ 690 $ 1,031 $ 488 25 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020

ENDNOTES, DISCLAIMERS AND ATTRIBUTIONS RX-325: Testing done by AMD performance labs 6/1/19, using the Division 2 @ 25x14 Ultra settings. Performance may vary based on use of latest drivers. RX-362: Testing done by AMD performance labs on June 4, 2019. Systems were tested with: Intel(R) Core(TM) i7-5930K CPU @ 3.50GHz (6 core) with 16GB DDR4 @ 2133 MHz using an Asus X99-E Motherboard running Windows 10 Enterprise 64-bit (Ver. 1809, build 17763.053). Using the following graphics cards: Navi 10 (Driver 19.30_1905161434 (CL# 1784070)) with 40 compute units, versus a Vega 64 (Driver 19.4.1) with 40 compute units enabled. Breakdown based on AMD internal data June 4, 2019. Performance may vary. RX-362 ROM-557 Estimates based on AMD Server Virtualization TCO (total cost of ownership) Estimator tool v5.5, comparing the AMD EPYC™ and Intel® Xeon® server solutions required to deliver 320 total virtual machines (VM), requiring 1 core and 8GB of memory per VM, with a minimum total solution memory requirement of 2.56 TB of memory. The analysis includes both hardware and virtualization software components. For 320 VMs and 1 core per VM, the Intel _Gold_6250 processor requires 20 - 2P servers. The AMD EPYC_7702P solution requires 5 - 1P servers. Virtualization software pricing as of October 2019. Third party names are for informational purposes only and may be trademarks of their respective owners. This scenario contains many assumptions and estimates and, while based on AMD internal research and best approximations, should be considered an example for information purposes only, and not used as a basis for decision making over actual testing. All pricing is in USD. The information contained herein is for informational purposes only, and is subject to change without notice. Timelines, roadmaps, and/or product release dates shown in these slides are plans only and subject to change. While every precaution has been taken in the preparation of this document, it may contain technical inaccuracies, omissions and typographical errors, and AMD is under no obligation to update or otherwise correct this information. Advanced Micro Devices, Inc. makes no representations or warranties with respect to the accuracy or completeness of the contents of this document, and assumes no liability of any kind, including the implied warranties of non-infringement, merchantability or fitness for particular purposes, with respect to the operation or use of AMD hardware, software or other products described herein. No license, including implied or arising by estoppel, to any intellectual property rights is granted by this document. Terms and limitations applicable to the purchase or use of AMD’s products are as set forth in a signed agreement between the parties or in AMD's Standard Terms and Conditions of Sale. ©2020 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, Radeon, Ryzen, EPYC and combinations thereof are trademarks of Advanced Micro Devices, Inc. Other product names used in this presentation are for identification purposes only and may be trademarks of their respective companies. 26 SECOND QUARTER 2020 FINANCIAL RESULTS | JULY 28, 2020